EXHIBIT 99

FOR IMMEDIATE RELEASE

                                NTL INCORPORATED


     New York, New York March 18, 1998 - NTL Incorporated (Nasdaq: NTLI; Easdaq:
NTLI.ED) announced today that it is calling for redemption all of its $191,750,000 principal amount of 7-1/4% Convertible Subordinated Notes due 2005 (Cusip No. 459216 AB3). Notices of this redemption are being given to all noteholders by the Trustee. The redemption date is April 20, 1998 and the redemption price is 105.08% of the principal amount, plus accrued and unpaid interest through the date of redemption. The Notes are convertible into Common Stock at the conversion price of $27.56 per share through April 17, 1998. On March 17, 1998 the closing price on Nasdaq for the Common Stock was $42.75.

     The Trustee, Paying Agent and Conversion Agent for the Notes is The Chase Manhattan Bank, attention Andrew Deck (212)946-3348.











                                      *****







For  further  information  contact:  Michael  A.  Peterson,   Director-Corporate
Development  or Richard J.  Lubasch,  Senior Vice  President-General  Counsel at
(212) 906-8440.